Exhibit 99.2

JT&N (HONG KONG) (金誠同達(香港)律師事務所)	Unit 1908, 19/F, Tower One, Lippo Centre 89 Queensway, Admiralty, Hong Kong 香港金鐘金鐘道 89 號力寶中心 1 座 19 樓 1908 室 Tel: (852) 3841 7709 Fax: (852) 3468 1930 E-mail: hkteam@jtn.com

Date: 13 February 2026

To:	Solar Strategy Holdings Limited
Unit Nos. 1514-15, 15/F, Pioneer Centre, 750 Nathan Road, Kowloon, Hong Kong Dear Sirs,

Re: Hong Kong Legal Opinion

1.	We are instructed by Solar Strategy Holdings Limited, a company incorporated in the Cayman Islands with limited liability (the “Company") in relation to the Company's issuance and sale of certain securities in a public offering (the “Purpose”) as set forth in the Company's registration statement on Form F-1, including all amendments or supplements thereto (collectively, the “Registration Statement”) filed by the Company with the Securities and Exchange Commission of the United States of America (the “SEC”) under the U.S. Securities Act of 1933 (as amended).

2.	We acted as the Hong Kong legal advisers to the Company, which holds 100% shareholding of EcoFusion Energy Limited (“EFEH”). EFEH in turn holds 100% shareholding of EcoFusion Engineering Solution Co. Limited (“EFES”), 92% shareholding of EcoFusion Energy Engineering Co. Limited (“EFEE”), and 92% of EcoFusion Investment Co. Limited (“EFCI”) (the “Hong Kong Companies” and each, a “Hong Kong Company”), each incorporated in the Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”) with limited liability.

3.	We confirm that we are lawyers qualified to practice in Hong Kong to give this legal opinion (the “Opinion”).

4.	For the purpose of this Opinion, we have carried out due diligence on the Hong Kong Companies, reviewed and examined copies of the Registration Statement, and such other documents as we have considered necessary or advisable for the purpose of rendering this Opinion, which are provided to us by the Company and the Hong Kong Companies and/or obtained through public searches (collectively, the “Documents”). Apart from the Documents, we have relied upon a written confirmation signed by the Company dated on the date of this Opinion (collectively, the “Written Confirmations”) confirming certain matters of fact that are relevant to the rendering of this Opinion.

Assumptions and Qualifications

5.	For the purposes of this Opinion, we have assumed without investigation that:

(a)	all copies of the Documents conform to their originals;

(b)	where applicable, all signatures on the Documents are genuine, authentic and complete;

(c)	where applicable, all individuals signing or executing the Documents have the requisite legal capacity and are duly authorised to sign or execute the Documents;

(d)	all information provided by the Company and/or the Hong Kong Companies is true and correct; and

(e)	the information disclosed in the public record did not fail to disclose any information which had been delivered for filing or registration.

6.	This Opinion is limited to and is given based on our understanding of the current laws in Hong Kong as at the date hereof. As we are lawyers qualified to practise in the jurisdiction of Hong Kong, this Opinion shall not be taken to express or imply any opinion on the laws of any jurisdiction other than Hong Kong, and we have not investigated the laws of any jurisdiction other than Hong Kong.

7.	This Opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein, this Opinion speaks as of its date and we undertake no obligation to update this Opinion based on events, changes in the law or other matters occurring after the date hereof or to provide any notice to any person or entity of any subsequent events, facts or other matters which might affect the opinions given herein.

8.	This Opinion is based solely upon our inspection of the Documents and the Written Confirmations, without any further independent investigation with respect thereto.

9.	This Opinion is delivered solely for the purpose of and in connection with the Registration Statement publicly filed with the SEC on or about the date of this Opinion. As such, they may not be used or relied upon on any other transactions or matters or by any other person for any other purposes whatsoever without our prior written consent.

10.	Save as the above, we hereby consent to the use of this Opinion in, and the filing hereof as an exhibit to, the Registration Statement, and to the reference to our name in such Registration Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Legal opinion

11.	Subject to the Assumptions and Qualifications listed and based on the due diligence results, we are of the opinion that:-

(a)	each of the Hong Kong Companies was validly incorporated in Hong Kong, and has since then been validly existing under the Companies Ordinance (Cap. 622 of the Laws of Hong Kong). As at the date of this Opinion, (i) no resolution has been passed to voluntarily wind up the Hong Kong Companies; (ii) no winding up petition has been presented to the Hong Kong Companies; (iii) no order has been made by any court for the winding up or administration of the Hong Kong Companies; (iv) no receiver or administrator has been appointed in relation to the Hong Kong Companies or any of their assets or revenues; and (v) each of the Hong Kong Companies is not involved in subsisting proceedings in any court in Hong Kong as at the date of this Opinion.

(b)	statements set forth in the Registration Statement under “Prospectus Summary-Risks Related to Doing Business in Hong Kong”, “Risk Factors-Risks Related to Doing Business in Hong Kong”, “Enforceability of Civil Liabilities-PRC and Hong Kong”, “Regulations-Hong Kong Laws and Regulations”, “Taxation-Hong Kong taxation” insofar to the extent that such statements relate to matters of Hong Kong law or regulations or describe or summarize Hong Kong law or regulations, are, as at the date of this Opinion, true and accurate in all material aspects, and the descriptions are not misleading in any material aspect.

Yours faithfully,

/s/ JTN HK
JT&N (Hong Kong)

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